NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER

CP 2408

Celsia°
TECHNOLOGIES

SHARES

DESIGNATED SERIES "C" PREFERRED STOCK:
XXXXXXXXXXXXXXXXX AUTHORIZED COMMON STOCK:
3,000,000 XXXXXX SHARES
PAR VALUE: $.001

XXXXXXXXXXXXXXX

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Series "C" Preferred Stock
Shares of **CELSIA TECHNOLOGIES, INC.** XXXXXXXXXXX Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

CELSIA TECHNOLOGIES, INC.
CORPORATE
Seal
NEVADA

PRESIDENT

INTERWEST TRANSFER CO. INC. *P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117*

COUNTERSIGNED & REGISTERED

COUNTERSIGNED Transfer Agent-Authorized Signature